ACAP CORPORATION
                            10555 Richmond Avenue, 2nd Floor
                                   Houston, Texas 77042


                                        NOTICE OF
                            ANNUAL MEETING OF STOCKHOLDERS
                              To Be Held On May 14, 2001


To Our Stockholders:

The Annual Meeting of Stockholders of Acap Corporation (the "Company") will be held Monday, May 14, 2001, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, 2nd Floor, Houston, Texas.

The purposes of the meeting are:

1.  To elect a Board of Directors to serve for the ensuing year;

2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock of record at the close of business on March 26, 2001, are entitled to receive notice of and to vote at the meeting.

The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company to provide notice of the Company's Annual Meeting of Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                                             For the Board of Directors

	                                     H. Kathleen Musselwhite
		                             Secretary


Houston, Texas
April 9, 2001


                            TABLE OF CONTENTS


General Information                                                     1

Voting                                                                  1

Election of Directors                                                   1

Meetings and Committees                                                 2

Security Ownership of Certain Owners                                    2

Executive Officers                                                      2

Security Ownership of Management                                        3

Beneficial Ownership Reporting                                          4

Executive Compensation                                                  4

Certain Relationships and Related Transactions                          5

Independent Auditors                                                    5

Report of the Audit Committee                                           5

Quorum for Meeting                                                      6

Submission of Stockholder Proposals                                     6

Appendix A:  Audit Committee Charter                                    7




                                   ACAP CORPORATION
                           10555 Richmond Avenue, 2nd Floor
                                 Houston, Texas 77042

                                INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY AND
                     YOU ARE REQUESTED NOT TO SEND US A PROXY


GENERAL INFORMATION

This Information Statement is furnished on behalf of the Board of Directors of Acap Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Monday, May 14, 2001, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, 2nd Floor, Houston, Texas. This Information Statement is first being sent or given to stockholders of the Company on or about April 9, 2001.

VOTING

The common stock, $.10 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on March 26, 2001, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 7,224 shares of Common Stock outstanding (excluding shares held by the Company's subsidiary, which are not voted) and approximately 634 holders of the Common Stock. Each share of the Company's Common Stock is entitled to one vote.

The shares owned by InsCap Corporation, the controlling stockholder of the Company, will be voted for the election of directors recommended by the Board of Directors.

ELECTION OF DIRECTORS

A Board of Directors consisting of four members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify. If, for any reason not known at present, any nominee is not available for election, InsCap Corporation will vote for such substitute persons, if any, as shall be designated by the Board of Directors.

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect a director.

Brief statements setting forth the age (at March 26, 2001), the business experience during the past five years, the year in which first elected a director, which includes any period during which such nominee served as a director of American Capitol Insurance Company ("American Capitol") prior to the Company's formation, and other information concerning each nominee appear below. All such nominees, other than Mr. Butler, are members of the present Board of Directors.

Roy L. Butler (53): Mr. Butler is a nominee for election to the Board of Directors and also may be selected to be a member of the Audit Committee.
Mr. Butler has not served on either the Board or the Audit Committee prior to this time. Mr. Butler served as President of Sentinel American Life Insurance Company from March 1988 to March 1991, and prior to that served as Chief Financial Officer of an insurance company. Mr. Butler is currently employed as a Certified Public Accountant.

R. Wellington Daniels (86): Mr. Daniels has served as a director since 1987 and is a member of the Audit Committee. Before his retirement in 1979, Mr. Daniels served as Director of National Accounts, American Cyanamid Corporation. Mr. Daniels has also served as a director of InsCap since 1990.

William F. Guest (69): Mr. Guest has served as a director since 1984 and is Chairman of the Board. Mr. Guest has served as Chairman of the Board and President of the Company since 1985. Mr. Guest is the Chairman of the Board and Chief Executive Officer of each of the Company's life insurance subsidiaries and is a director and the President of InsCap. Mr. Guest is an attorney and prior to joining the Company and its affiliates was engaged in the private practice of law in Houston, Texas for many years.

C. Stratton Hill, Jr., M.D. (72): Dr. Hill has served as a director since 1984 and is a member and the Chairman of the Audit Committee. Dr. Hill is also the Medical Director of the Company's life insurance subsidiaries. Dr. Hill is a physician and has been engaged in the practice of medicine in Houston, Texas for many years.

MEETINGS AND COMMITTEES OF THE BOARD

During 2000 the Board of Directors of the Company held four meetings. In addition, there is one standing committee of the Board of Directors which has the authority and responsibilities and which met during 2000 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committee of the Board of Directors on which he served.

Audit Committee. The Audit Committee has the authority and responsibility to oversee the work of the independent public accountants for the Company and to meet with such accountants from time to time to determine the adequacy of the Company's accounting systems and controls and audit procedures. Two meetings of the Audit Committee were held in 2000.

Other Functions. There is no standing nominating committee or compensation committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions. American Capitol maintains a standing compensation committee which has the responsibility of recommending the amount and form of compensation and benefits for officers and other key employees of American Capitol. The Company does not provide separate or additional compensation for its officers, all of whom are also officers of American Capitol, but is obligated to reimburse American Capitol for services provided to the Company by such persons in accordance with the terms of an intercompany service agreement.

Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid a fee of $500 plus travel expenses for each meeting of the Board of Directors attended. In addition, each director who serves as a member of the Audit Committee of the Board of Directors is paid a fee of $500 plus travel expenses for each meeting of such committee attended, unless such meeting is held in conjunction with a meeting of the Board of Directors held on the same day. Dr. Hill receives $100 per month in his capacity as Medical Director of the Company's insurance subsidiaries.

SECURITY OWNERSHIP OF CERTAIN OWNERS

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of March 26, 2001.

      Name and Address of             Shares Beneficially     Percent of
       Beneficial Owner                     Owned (1)            Class

     InsCap Corporation                      3,317              45.92%
     10555 Richmond Avenue, 2nd Floor
     Houston, Texas  77042

     William F. Guest                        3,570 (2)          49.42%
     10555 Richmond Avenue, 2nd Floor
     Houston, Texas  77042


(1) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(2) Mr. Guest owns directly and indirectly 465,514 shares, or 52.88%, of InsCap's issued and outstanding Common Stock, the sole voting class of securities of InsCap, and as the controlling stockholder of InsCap is deemed to be the beneficial owner of the shares of the Company owned by InsCap. In addition to the shares of Company Common Stock owned Indirectly through InsCap, Mr. Guest directly owns 126 shares of Company Common Stock and is the beneficial owner of 127 shares of Company Common Stock through a trust for which he acts as trustee.

EXECUTIVE OFFICERS

The Bylaws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at March 26, 2001), the offices held and the business experience during the past five years of each executive officer appear below.

William F. Guest (69): Chairman of the Board and President. For the biography of Mr. Guest see "Election of Directors."

John D. Cornett (42): Mr. Cornett has served as Executive Vice President of the Company since 1989 and as Treasurer of the Company since 1985. Mr. Cornett is a director and the Secretary of InsCap and the President and Chief Operating Officer and a director of each of the Company's life insurance subsidiaries. Mr. Cornett is a certified public accountant and, prior to joining the Company and its affiliates in 1984, Mr. Cornett held positions with American General Life Insurance Company and Prudential Insurance Company of America.

H. Kathleen Musselwhite (44): Ms. Musselwhite has served as Assistant Treasurer of the Company since 1995 and as Secretary of the Company since March 1997. Ms. Musselwhite is also the Treasurer and Controller, the Secretary and a director of each of the Company's life insurance subsidiaries. Ms. Musselwhite is a certified public accountant and, prior to joining the Company and its affiliates in 1995, Ms. Musselwhite served as Assistant Controller of American General Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information with respect to shares of each class of voting equity security of the Company and InsCap beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 26, 2001.

                                 Amount and Nature of             Percent
 Name of Beneficial Owner (1)  Beneficial Ownership (2)         of Class (3)

                                       The Company
                                      Common Stock
  William F. Guest                       3,570 (4)                 49.42%
  John D. Cornett                          198                      2.74%
  C. Stratton Hill, Jr.                      6 (5)                      *
  All Officers and Directors             3,774                     52.24%

                                         InsCap
                                     Common Stock
  William F. Guest                     465,514 (4)                 52.88%
  R. Wellington Daniels                 37,000                      4.20%
  John D. Cornett                       11,000                      1.25%
  All Officers and Directors           513,514                     53.88%

(1) The address of each of the officers and directors is c/o Acap
    Corporation, 10555 Richmond Avenue, 2nd Floor, Houston, Texas 77042.

(2) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(3) Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

(4) The Company Common Stock shown as owned by Mr. Guest includes 126 shares he owns directly, 127 shares owned indirectly by him through a trust for which he acts as trustee, and 3,317 shares owned indirectly by him through InsCap, the Company's parent, of which company Mr. Guest is the controlling stockholder.

(5) All such shares of Company Common Stock are owned by Dr. Hill's children.

BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 2000 by the persons and entities filing same, the Company believes that during its fiscal year ended December 31, 2000 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

EXECUTIVE COMPENSATION

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and
(ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers") was as follows:

                                                      Shares
Name and Principal                                  Underlying         All
Position             Year    Salary ($)   Bonus ($)  Options(#)    Other ($)

William F. Guest,    2000     230,000       --           --           16,792*
CEO                  1999     230,000       --           --           17,051*
                     1998     230,000       --           --           14,936*

John D. Cornett,     2000     141,667       --           --           17,535**
Treasurer            1999     135,000       --           --           17,588**
                     1998     120,000       --           --           17,612**

* A split dollar agreement was signed between Mr. Guest and American Capitol Insurance Company ("American Capitol") on August 28, 1998 with an effective date of December 8, 1997. The agreement allows Mr. Guest one-third of a keyman policy on his life owned by American Capitol in exchange for $328,000, one-third of the cash value of the policy on December 8, 1997.
   Mr. Guest is required to pay to American Capitol each year on or before August 28th an amount equal to the one-year term cost of the insurance protection until the $328,000 is paid for. As of December 31, 2000 the remaining balance owed by Mr. Guest was $308,181.

** The Company advanced Mr. Cornett $17,535, $17,588, and $17,612 during
   2000, 1999, and 1998, respectively, toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. The advance is not compensation to Mr. Cornett to the extent that it is subject to repayment to the Company.

The preceding table excludes club memberships and certain other benefits in an aggregate amount of less than 10% of the officer's annual salary.

In August 1997, American Capitol entered into a disability income agreement with Mr. Guest which provides for cash payments to Mr. Guest or for his benefit in the event that he becomes disabled while employed by American Capitol. In such event, Mr. Guest's salary will be continued at 100% of his salary at the time of disability up to one year and will be continued at 80% of his salary at the time of disability for up to five years. In addition to the foregoing time limitations, the disability payments stop upon Mr. Guest's recovery or upon Mr. Guest's reaching the age of 75.

In April 1997, American Capitol renewed a stock purchase agreement with Mr. Cornett which provides that in the event of a change of control of American Capitol, Mr. Cornett shall have the right to sell certain shares of Company Common Stock owned by him to American Capitol at a price per share determined by reference to the consideration involved in the change of control. In April 2000, American Capitol renewed for a period of three years an employment agreement with Mr. Cornett pursuant to which Mr. Cornett serves as President and Chief Operating Officer of American Capitol. The agreement provides for an annual compensation of not less than $145,000. In the event Mr. Cornett's employment is terminated during the term of the agreement other than for cause, the salary payable thereunder, under specified conditions and subject to certain limitations, will continue for up to 18 months, less any amounts earned by Mr. Cornett from other employment during such period. In April 2000, American Capitol and Mr. Cornett executed a loan forgiveness agreement providing that upon Mr. Cornett's retirement after reaching age 60, and subject to conditions specified in the agreement, American Capitol will annually, for the number of years Mr. Cornett works for American Capitol under the loan forgiveness agreement, forgive $18,000 of the amount Mr. Cornett owes under a split dollar agreement.

The following table reflects certain information with respect to the Named Executive Officers regarding stock options exercised during fiscal year 2000 and the number of unexercised options and the value of unexercised options outstanding at December 31, 2000. None of the unexercised options were exercisable at December 31, 2000.
                                                Number of
                                               Securities      Value of
                                               Underlying   Unexercised In-
                                      Value    Unexercised     the-Money
                   Shares Acquired   Realized  Options at       Options
Name	            on Exercise (#)    ($)     12/31/00 (#)   12/31/00 ($)

William F. Guest         --             --           100         23,600
John D. Cornett          --             --           100         26,000

The value of unexercised in-the-money options shown in the table above equals the difference between the closing bid price of the Company Common Stock at December 31, 2000 and the exercise price of the options multiplied by the number of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

InsCap is the immediate parent of the Company. See "Security Ownership of Certain Owners" for the basis of control and the percentage of voting securities owned.

INDEPENDENT AUDITORS

Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 2000. KPMG has served as the independent auditors for the Company for the fiscal year ended December 31, 2000. The Company anticipates that KPMG will be selected to serve in such capacity for the fiscal year ending December 31, 2001, subject to formal approval of such engagement by the Company's Audit Committee. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company's Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of two of the Company's three directors, and each of the Audit Committee members is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Information Statement as Appendix A.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report of From 10-KSB for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

Aggregate fees and costs for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2000 and for reviewing the financial statements included in the Company's Form 10-QSBs for the year ended December 31, 2000 were $95,000.

Aggregate fees for tax services for the year ended December 31, 2000 were $8,700 and aggregate fees for accounting services for the year ended December 31, 2000 were $1,500. The Audit Committee has determined that the provision of services covered by this paragraph is compatible with maintaining the independent accountant's independence from the Company.

                                      THE AUDIT COMMITTEE
                                      C. Stratton Hill, Jr., M.D., Chairman
                                      R. Wellington Daniels

QUORUM FOR MEETING

The Bylaws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the Company's 2002 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 10, 2001 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to that meeting.


                                       By Order of the Board of Directors


                                       H. Kathleen Musselwhite
                                       Secretary

April 9, 2001


Appendix A:  Audit Committee Charter


                                ACAP CORPORATION
                                        &
                                  SUBSIDIARIES

            Charter of the Audit Committee of the Board of Directors

THIS CHARTER shall govern the Audit Committee of Acap Corporation and its subsidiaries. For purposes of this Charter it is recognized that Acap's Audit Committee also serves as the Audit Committee of Acap's subsidiaries, which are 100% owned, directly or indirectly, by Acap, and that the Audit Committee's meetings, reports, and actions encompass all such corporations. Further, it is recognized that, although Acap's common stock is traded on the NASDAQ Electronic Bulletin Board, Acap is not listed on Nasdaq or any other stock exchange and, accordingly, Acap is not required by any stock exchange rules to adopt a formal charter for its Audit Committee. However, the Boards of Directors of Acap and its subsidiaries have elected to adopt this Charter. Finally, it is the intention of said Boards that this Charter shall comply with Nasdaq's Marketplace Rules applicable to small business filers under SEC regulations that are listed on the Nasdaq National Market in accordance with its understanding of such requirements, and any changes in such requirements shall be considered as the Audit Committee becomes aware of them.

1.  Organization

The Audit Committee of the Board of Directors shall consist of not less than two members of the Board of Directors, a majority of whom shall be Independent Directors as herein defined. An "Independent Director" shall be a member of the Board of Directors who has no relationship to the Company that interferes with his or her independence from the management and the Company and who meets the criteria of "independence" established by Nasdaq's Marketplace Rules applicable to small business filers under SEC regulations. All Audit Committee members will be financially literate.

2.  Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, and investment community. In so doing, the Audit Committee shall assist in maintaining free and open communication between the Board of Directors, the independent auditors, and the management of the Company.

3.  Responsibilities

The Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions, to enhance its ability to provide assistance to the Board of Directors, and to meet its responsibilities under this Charter.


In carrying out its responsibilities, the Audit Committee shall:

3.1 Review and reassess this Charter as conditions require (at least annually), and submit any changes to the Board of Directors with its recommendation for approval.

3.2 Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries, including review and recommendations regarding the independent auditors' proposed engagement letter.

3.3 Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee and to the Board of Directors which has the ultimate authority in deciding to engage, evaluate, and, if appropriate, terminate their services.

3.4 On an annual basis, obtain from the independent auditors a written communication delineating all of their relationships and professional services as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and assess whether to recommend to the Board of Directors any action to ensure the continuing independence of the auditors.

3.5 Meet with the independent auditors and management of the Company at regularly scheduled quarterly Audit Committee meetings.

3.6 Review the quarterly financial statements with management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Review of quarterly earnings prior to release will be done on an as requested basis as determined by the Audit Committee.

3.7 Review with the independent auditors the scope of the proposed audit for the current year, including the procedures to be utilized, the independent auditors' compensation not covered by the aforesaid engagement letter, and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

3.8 Review with the independent auditors, and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls.

3.9 Review with the independent auditors and management of the Company any matters and inquiries received from regulators or governmental agencies, and any legal matters (including litigation and threatened litigation), in respect to which there is a significant possibility that there could be a significant adverse financial impact on the Company, as well as the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

3.10 Review with the independent auditors and management of the Company whether there are any significant risks or exposures outside of the Company's ordinary course of business, and assess the steps management has taken, or proposes to take, to minimize any such risks to the Company.

3.11 Review the management letter to shareholders and financial statements contained in the annual report to shareholders with the independent auditors and management to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with the independent auditors and management any significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other material matters required to be communicated to the Audit Committee by the auditors. Also review with the independent auditors and management their judgments about the quality of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and other significant decisions made in preparing the financial statements.

3.12 Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in such meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

3.13 Report the results of the annual audit to the Board of Directors, inviting the independent auditors to attend the full board meeting if deemed to be appropriate.

3.14 Review the report of the Audit Committee in the annual report to shareholders (proxy statement, or Information Statement, as the case may be) and the Annual Report on Form 10-K disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors, as well as having discussed within the Audit Committee itself without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

3.15 Review the Company's disclosure in the proxy statement, or Information Statement, as the case may be, relating to its annual meeting of shareholders that states that the Audit Committee has satisfied its responsibilities under this Charter for the prior year.

3.16 Submit the minutes of all meetings of the Audit Committee to the Board of Directors and/or discuss with the Board of Directors the matters discussed at each Audit Committee meeting.

3.17 Review annually the compensation of the senior officers to assess the reasonableness thereof, and provide its recommendations to the Board of Directors.

3.18 Review any relationships between the Company and any of its personnel or members of the Board of Directors that the Audit Committee perceives as involving a conflict of interest to determine the fairness and reasonableness of any such relationships and transactions relating thereto, and issue its resulting report and recommendations to the Board of Directors.

3.19 Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other assistance for this purpose if deemed to be appropriate.

END OF CHARTER






                                  ACAP CORPORATION
                         10555 Richmond Avenue, 2nd Floor
                               Houston, Texas  77042